UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

Intrawest Resorts Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36286	46-3681098
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1621 18th Street, Suite 300, Denver, Colorado 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 749-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2016, Intrawest Resorts Holdings, Inc. (the "Company") announced that Carl Long, Senior Vice President and Chief Accounting Officer, tendered his resignation effective as of May 13, 2016.

Effective May 13, 2016, the Company also appointed Lindsay Goszulak as Vice President, Accounting and Controller and principal accounting officer of the Company. Ms. Goszulak joined the Company in December 2013 previously serving as Director of Financial Reporting and Technical Accounting. Prior to joining the Company, Ms. Goszulak was employed by First Data Corporation, a global provider of electronic commerce and payment solutions, as Manager of Technical Accounting from May 2011 to December 2013. Ms. Goszulak holds a Master’s Degree in Accounting from the University of Denver, is a Certified Public Accountant, and was a manager in PricewaterhouseCooper's auditing and advisory services group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrawest Resorts Holdings, Inc.

	By:	/s/ Travis Mayer
Travis Mayer
Executive Vice President, Chief Financial Officer and Treasurer
Date: May 18, 2016